Exhibit 5.1

VectivBio Holding AG Aeschenvorstadt 36 4051 Basel Switzerland	Homburger AG Prime Tower Hardstrasse 201 CH-8005 Zurich homburger.ch T +41 43 222 10 00

November 10, 2022

VectivBio Holding AG – Registration Statement on Form F-3

Ladies and Gentlemen:

We have acted as special Swiss counsel to VectivBio Holding AG, a stock corporation incorporated under the laws of Switzerland (the Company), in connection with the filing of (i) a registration statement on Form F-3 (the Registration Statement), including the prospectus (the Prospectus), to be filed with the United States Securities and Exchange Commission (the SEC) on the date hereof for the purpose of registering under the United States Securities Act of 1933, as amended (the Securities Act), up to 681,151 ordinary shares of the Company, each with a nominal value of CHF 0.05 (the Offered Shares), issuable in connection with a loan facility originally entered into on March 26, 2022 (the Original Loan), as amended on October 12, 2022 (the Amended Loan), providing up to a total of the EUR equivalent of USD 75 million divided into a term loan line, to be drawn down in multiple tranches, in an aggregate amount of up to the EUR equivalent of USD 56.25 million and a convertible loan line, to be drawn down in multiple tranches, in an aggregate amount of up to the EUR equivalent of USD 18.75 million (the Convertible Loan), comprising (i) 324,190 ordinary shares issuable upon the exercise of a warrant that was issued to the sole shareholder of the lender of the Original Loan, which warrant remains outstanding under the Amended Loan, and (ii) up to 356,961 ordinary shares that are issuable upon conversion of USD 2.5 million of the Convertible Loan, which amount the Company drew down in October 2022.

As such counsel, we have been requested to give our opinion as to certain legal matters of Swiss law.

Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Documents (as defined below).

I.	Basis of Opinion

This opinion is confined to and given on the basis of the laws of Switzerland in force at the date hereof. Such laws and the interpretation thereof are subject to change. This opinion is also confined to the matters stated herein and is not to be read as extending, by implication or otherwise, to any document referred to in the Documents (other than as listed below) or any other matter.

For purposes of this opinion we have not conducted any due diligence or similar investigation as to factual circumstances, which are or may be referred to in the Documents, and we express no opinion as to the accuracy of representations and warranties of facts set out in the Documents or the factual background assumed therein.

For purposes of this opinion, we have only reviewed originals or copies of the following documents we have deemed necessary or advisable for the purpose of rendering this opinion (collectively the Documents):

(i)	an electronic copy of the Registration Statement, including the Prospectus;

(ii)

an electronic copy of the articles of association (Statuten) of the Company dated October 17, 2022, the form of which is filed as Exhibit 4.1 to the Registration Statement (the Articles of Association); and

(iii)	an electronic copy of an extract from the commercial register of the Canton of Basel-Stadt dated November 9, 2022 (the Register Extract).

No documents other than the Documents have been reviewed by us in connection with this opinion. Accordingly, we shall limit our opinion to the Documents and their legal implications under Swiss law.

In this opinion, Swiss legal concepts are expressed in English terms and not in their original language. These concepts may not be identical to the concepts described by the same English terms as they exist under the laws of other jurisdictions.

II.	Assumptions

In rendering the opinion below, we have assumed the following:

(a)	all documents produced to us as originals are authentic and complete, and all documents produced to us as copies (including, without limitation, electronic copies) conform to the original;

(b)

all documents produced to us as originals and the originals of all documents produced to us as copies were duly executed and certified, as applicable, by the individuals purported to have executed or certified, as the case may be, such documents;

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(c)	all documents produced to us in draft form will be executed in the form of the draft submitted to us;

(d)	to the extent relevant for purposes of this opinion, any and all information contained in the Documents is and will be true, complete and accurate at all relevant times;

(e)	no laws (other than those of Switzerland) affect any of the conclusions stated in this opinion;

(f)

the Registration Statement, the Prospectus, the Articles of Association and the Register Extract are unchanged and correct, complete and up-to-date and in full force and effect as of the date hereof and no changes have been made which should have been or should be reflected in the Registration Statement, the Prospectus, the Articles of Association or the Register Extract, as the case may be, as of the date hereof;

(g)(i)

the number of Offered Shares will not exceed the number of registered shares that may be issued under the Articles of Association (as may be amended from time to time) and (ii) the issuance of and payment for the Offered Shares will be made in accordance with the Articles of Association (as may be amended from time to time), the Registration Statement, the Prospectus and Swiss law;

(h)

prior to the delivery of any Offered Shares, the board of directors of the Company shall have duly authorized the issuance of such Offered Shares in accordance with the Articles of Association (as may be amended from time to time), such authorization shall not have been amended and rescinded, and all necessary corporate actions of the Company to approve the issuance and sale of the Offered Shares shall have been performed in accordance with the Articles of Association (as may be amended from time to time);

(i)

the Company has not entered and will not enter into any transaction which could be construed as repayment of share capital (Einlagenrückgewähr) and has not undertaken and will not undertake an acquisition in kind (Sacheinlage) or intended acquisition in kind (Sachübernahme) without complying with the formal procedure set forth in article 628 of the Swiss Code of Obligations; and

(j)

all authorizations, approvals, consents, licenses, exemptions, other than as required by mandatory Swiss law applicable to the Company or the Articles of Association, and other requirements for the filing of the Registration Statement and the Prospectus or for any other activities carried on in view of, or in connection with, the performance of the obligations expressed to be undertaken by the Company in the Registration Statement and the Prospectus have been duly obtained or fulfilled in due time and are and will remain in full force and effect, and any related conditions to which the parties thereto are subject have been satisfied.

III.	Opinion

Based on the foregoing and subject to the qualifications set out below, we are of the opinion that the Offered Shares, if and when issued and paid for pursuant to the Articles of Association, the underlying contractual arrangements and Swiss law, will be validly issued, fully paid as to their nominal value and non-assessable.

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IV.	Qualifications

The above opinions are subject to the following qualifications:

(a)

The lawyers of our firm are members of the Zurich bar and do not hold themselves out to be experts in any laws other than the laws of Switzerland. Accordingly, we are opining herein as to Swiss law only, based on our independent professional judgement, and we express no opinion with respect to the applicability or the effect of the laws of any other jurisdiction to or on the matters covered herein.

(b)

The exercise of voting rights and rights related thereto with respect to any Offered Shares is only permissible after registration in the Company’s share register as a shareholder with voting rights in accordance with the provisions of, and subject to the limitations provided in, the Articles of Association.

(c)

We express no opinion as to whether the Registration Statement and the Prospectus are accurate, true, correct, complete or not misleading. In particular, and without limitation to the foregoing, we express no opinion on whether the Registration Statement and the Prospectus provide sufficient information for investors to reach an informed assessment of the Company, any companies within the Company’s consolidation perimeter and the Offered Shares.

(d)	We express no opinion as to regulatory matters or as to any commercial, accounting, calculating, auditing, tax, or other non-legal matter.

We have issued this opinion as of the date hereof and we assume no obligation to advise you of any changes in fact or in law that are made or brought to our attention hereafter.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the reference to our name under the caption “Legal Matters” in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

This opinion is governed by and shall be construed in accordance with the laws of Switzerland.

Sincerely yours
/s/ Homburger AG

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